Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report relating to the consolidated financial statements of Diamond Foods, Inc., and the effectiveness of Diamond Foods, Inc.’s internal control over financial reporting dated September 15, 2011, appearing in and incorporated by reference in the Annual Report on Form 10-K of Diamond Foods, Inc. for the year ended July 31, 2011.

/s/ Deloitte & Touche LLP

San Francisco, California

September 26, 2011